CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Advisor Floating Rate High Income Fund, Fidelity Advisor Government Investment Fund, Fidelity Advisor High Income Advantage Fund, Fidelity Advisor High Income Fund, Fidelity Advisor Intermediate Bond Fund, Fidelity Advisor Mortgage Securities Fund, Fidelity Advisor Municipal Income Fund and Fidelity Advisor Short Fixed-Income Fund series of Fidelity Advisor Series II (the "Trust"), filed as part of this Post-Effective Amendment Nos. 72 and 74 to the Trust's Registration Statement on Form N-1A (File Nos. 033-06516 and 811-04707) and incorporated by reference to Exhibit (i) to Post-Effective Amendment Nos. 66 and 68 to the Registration Statement and to use of our opinion of counsel regarding the Fidelity Advisor Value Fund series of the Trust, filed as part of this Post-Effective Amendment Nos. 72 and 74 to the Trust's Registration Statement on Form N-1A (File Nos. 033-06516 and 811-04707) and incorporated by reference to Exhibit (i) to Post-Effective Amendment Nos. 65 and 67 to the Registration Statement.

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

December 29, 2004